Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the incorporation by reference in the prospectus constituting part of this registration statement on Form S-8 of our report dated April 22, 2003 appearing in Victor Industries, Inc. annual report on Form 10-KSB for the year ended December 31, 2002. We also consent to the reference to us under Part II, Item 5, the heading " Interests of Named Experts and Counsel", in such prospectus.

 /s/ Wong Johnson & Associates,
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 Wong Johnson & Associates, a Professional Corporation
 Temecula, California
 January 15, 2004